UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2020

MONITRONICS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-110025	74-2719343
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1990 Wittington Place
Farmers Branch, Texas 75234
(Address of principal executive offices, including zip code)

(972) 243-7443
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 17, 2020, Monitronics International, Inc. (the “Company”), as buyer, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Protect America, Inc. (“Protect America”), as seller. Pursuant to the Asset Purchase Agreement, the Company acquired (the “Acquisition”) certain contracts for the provision of alarm detection and related services (the “Accounts”), related accounts receivable, intellectual property and equipment inventory of Protect America. The Asset Purchase Agreement provides for an up-front purchase price of $16.6 million cash at closing, subject to certain adjustments. The Asset Purchase Agreement also provides for 50 monthly payments (“Earnout Payments”) consisting of a portion of the revenue attributable to the Accounts, subject to adjustment for Accounts that are no longer active. The Asset Purchase Agreement provides for the acceleration of Earnout Payments upon a Change of Control (as specified in the Asset Purchase Agreement) or the sale of more than 5% of Active Accounts (as defined in the Asset Purchase Agreement).

The Asset Purchase Agreement contains customary representations, warranties and covenants. Pursuant to the terms of the Asset Purchase Agreement, the Company shall indemnify Protect America for breaches of its representations and warranties, breaches of covenants and any assumed liabilities. The representations and warranties set forth in the Asset Purchase Agreement generally survive for one year following the closing, with longer survival periods for certain fundamental representations and warranties.

The foregoing description of the Asset Purchase Agreement is a summary, and does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Amendments to Credit Agreements

On June 17, 2020, the Company entered into Amendment No. 1 (the “Exit Facilities Amendment”) to the Senior Secured Credit Agreement dated as of August 30, 2019 (as amended, the “Exit Credit Facilities Credit Agreement”), by and among the Company, as borrower, each of its direct and indirect domestic subsidiaries from time to time party thereto as guarantors, Encina Private Credit SPV, LLC, as administrative agent, swingline lender and L/C Issuer and the lenders from time to time party thereto, and Amendment No. 1 (the “Takeback Facility Amendment” and, collectively with the Exit Facilities Amendment, the “Amendments”) to the Loan Agreement dated as of August 30, 2019 (as amended, the “Takeback Loan Facility Credit Agreement” and, collectively with the Exit Credit Facilities Credit Agreement, the “Credit Agreements”), by and among the Company, as borrower, each of its direct and indirect subsidiaries from time to time party thereto as guarantors, Cortland Capital Market Services LLC, as administrative agent and the lenders from time to time party thereto.

The Amendments amended the applicable Credit Agreement to, among other things, (a) exclude earnouts, holdbacks, and similar payments (including the Earnout Payment) from consideration in the determination of the maximum amount of bulk purchases of alarm monitoring contracts permitted annually, (b) limit the recurring monthly revenue attributable to monitoring contracts with an active earnout, holdback or similar payment for the calculation of certain leverage ratios, (c) limit the annual amount permitted to be paid by the Company to buy out, accelerate, or settle any earnout, holdback or similar payments for future acquisitions structured similarly to the Acquisition prior to the original due date of such payments and (d) permit a board observer appointed by a majority of the lenders party to the Takeback Loan Facility Credit Agreement to attend meetings of the board of directors of the Company.

The foregoing description of the Amendments is a summary, and does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the Exit Facilities Amendment and the Takeback Facility Amendment, as applicable, copies of which are attached hereto as Exhibit 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above relating to the Asset Purchase Agreement is incorporated by reference into this Item 2.01.

Item 8.01. Other Events

On June 17, 2020, the Company issued a press release announcing the Acquisition. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement by and between Monitronics International, Inc. and Protect America, Inc., dated as of June 17, 2020 (certain portions of which have been omitted).
10.2
Form of Amendment No. 1, dated June 17, 2020, to the Senior Secured Credit Agreement, by and among Monitronics International, Inc., Encina Private Credit SPV, LLC, as administrative agent, swingline lender and L/C Issuer, and certain other parties thereto.

10.3
Form of Amendment No. 1, dated June 17, 2020, to the Loan Agreement, by and among Monitronics International, Inc., Cortland Capital Market Services LLC, as administrative agent, and certain other parties thereto.

99.1	Press Release issued by Monitronics International, Inc. on June 17, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2020

MONITRONICS INTERNATIONAL, INC.

By:	/s/ Fred A. Graffam
	Name:	Fred A. Graffam
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary

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